UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 31, 2013

VIASYSTEMS GROUP, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-15755	75-2668620
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Hanley Road

St. Louis, MO 63105

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (314) 727-2087

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 31, 2013, in order to extend the maturity date, increase the maximum credit limit, and effect other updates to the subject credit facility, Viasystems Technologies Corp., L.L.C. , Viasystems Corporation,, Viasystems Sales, Inc., DDi Cleveland Holdings Corp., Coretec Building Inc., and Trumauga Properties, Ltd. as borrowers (the “Borrowers”), and Viasystems, Inc. as guarantor (the “Guarantor”), entered into Amendment No. 8 to Loan and Security Agreement (“Amendment No. 8”) by and among the Borrowers, the Guarantor, and Wells Fargo Capital Finance, LLC, as Agent and Lenders , in respect of the Loan and Security Agreement dated as of February 16, 2010, by and among the borrowers, the Guarantor, the Agent and the Lenders named therein. The full text of Amendment No. 8 is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 8 to Loan and Security Agreement, dated as of December 31, 2013, by and among Viasystems Technologies Corp., L.L.C., Viasystems Corporation, Viasystems Sales, Inc., DDi Cleveland Holdings Corp., Coretec Building Inc., and Trumauga Properties, Ltd. as Borrowers, Viasystems, Inc. as Guarantor and Wells Fargo Capital Finance, LLC, as Agent and Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASYSTEMS GROUP, INC.

By:	/s/ Christopher R. Isaak
Christopher R. Isaak
Vice President, Corporate Controller and Chief Accounting Officer

Date: January 3, 2014

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 8 to Loan and Security Agreement, dated as of December 31, 2013, by and among Viasystems Technologies Corp., L.L.C., Viasystems Corporation, Viasystems Sales, Inc., DDi Cleveland Holdings Corp., Coretec Building Inc., and Trumauga Properties, Ltd. as Borrowers, Viasystems, Inc. as Guarantor and Wells Fargo Capital Finance, LLC, as Agent and Lender.